Investor Presentation June 12, 2013 Acquisition of Pioneer ® Surgical Technology Exhibit 99.3

Forward Looking Statement
This communication contains forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,”
“believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about growth rates, new product introductions, future operational improvements and results or regulatory actions or approvals or changes to agreements with distributors also are forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange
Commission (SEC). In addition, these statements are subject to risks associated with the Pioneer’s financial condition, business and operations and the integration of Pioneer’s business with ours.  Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website
This presentation shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.
at www.rtix.com or the
SEC’s
website at
www.sec.gov.

Transaction Summary
Acquisition
RTI is acquiring Pioneer
®
Surgical Technology, a leading medical technology company that manufactures and distributes synthetic and metal products in the orthopedics, biologics, spine, trauma and cardiothoracic markets
Purchase
Price
$130 million, all cash
Financial
Impact
Accretive to cash earnings per share
(1)
and free cash flow, excluding one-time, transaction-
Financing
Existing cash
Fully committed senior debt financing
Less than 1.5x net leverage at close
Convertible preferred equity
Additional
Information
Brian Hutchison, RTI’s President & CEO and Rob Jordheim, RTI’s EVP & CFO, will continue to serve in their respective roles
Approved by both Boards of Directors
Hart-Scott-Rodino approval in process
Expect to close in 3Q13
(1) Cash earnings per share excludes one-time transaction expenses and integration costs, GAAP inventory write-up, amortization of acquired intangibles and amortization of financing fees.
related items in 2014

Debt & Equity Financing
Debt
TD Bank, N.A. and Regions Bank
5 year, $80 million senior secured credit facility
– $20 million revolver
– $60 million Term Loan A
– Cost of credit facility equal to LIBOR plus 100 – 175 bps, based on senior debt to
EBITDA ratio
Preferred
Equity
Water Street Healthcare Partners
$50 million convertible preferred equity
– 6.0% dividend
– Converts to RTI common stock at a conversion price of $4.39
– 16.8% ownership (as converted)
– 2 new board seats

Water Street Healthcare Partners
Strategic private equity firm focused exclusively on healthcare industry
Strong track record of leading transformational acquisitions that have created market-leading healthcare companies of greater long-term value
Expertise in integrating businesses to achieve synergies and maximize combined companies’ products and capabilities to drive results
Extensive operating experience, industry knowledge and network of executive relationships in medical products sector
History of successful partnerships with world’s leading healthcare corporations to invest in and grow their businesses
Proven record of engaging team’s healthcare expertise, experience and network of relationships to accelerate companies’ growth and increase value

Strategic Rationale
Diversification of Implant Portfolio
– Expands current allograft and xenograft biologics portfolio with metal and synthetic implants
– Adds attractive next generation synthetic biologics platform
Expansion of Direct Distribution
– Meaningful addition to existing distribution network with opportunities for cross distribution
– Additional distribution capability for upcoming launch of map3 cellular allogeneic bone graft
Enhances Current International Business
– Provides a platform for new growth opportunities
Improved Margin Profile and Revenue Growth Opportunities
– Raises RTI’s organic growth rate and provides revenue growth opportunities for distribution of the combined portfolio across multiple channels
– Addition of Pioneer’s medical devices will improve RTI’s current gross margin profile
RTI’S ACQUISITION OF PIONEER
®
CREATES A DIVERSIFIED GLOBAL SURGICAL IMPLANT
COMPANY POSITIONED FOR GROWTH IN ORTHOPEDICS AND BIOLOGICS
TM

Pioneer
®
Surgical Technology Overview
Leading manufacturer of synthetic and metal products in the Orthopedics,
Biologics, Spine, Trauma and Cardiothoracic markets
Founded in 1992
Headquartered in Marquette, MI with international headquarters in Houten, The
Netherlands
Two manufacturing facilities – Marquette, MI and Greenville, NC
Approximately 300 employees in the U.S. and Europe

Pioneer ® Surgical Technology Revenue 2012 HISTORICAL (Dollars in Millions) Cardiothoracic Spine 50% Trauma 30% Biologics 15% 5% $70 $77 $88 $40 $60 $80 $100 2010 2011 2012 8

SPINE TRAUMA BIOLOGICS CARDIOTHORACIC
Pioneer
®
Business Segments

Broad product portfolio
Cervical
Thoracolumbar
Lateral
Minimally Invasive Surgery
Cable system
Cannulated screws
Diversified implant offering
Leading sternal cable system
Plating system
o
Plate systems
o
PEEK interbody fusion
o
PEEK interbody fusion
o
Pedicle screws & rods
o
Spinal cable system
o
2nd generation bioactive
synthetic
o
DBM
o
Allograft

10 Combined Company Overview

$147
$166
$175
$263
$-
$50
$100
$150
$200
$250
$300
RTI 2008 RTI 2010 RTI LTM 3/31/13 Pro Forma LTM
3/31/13
Allograft & Xenograft Synthetic / Metal
Addition of Synthetics & Metals
(Dollars in Millions)
32%
68%

12 Expanding Direct Distribution 33% 37% 39% 47% 0% 10% 20% 30% 40% 50% RTI 2008 RTI 2010 RTI LTM 3/31/13 Pro Forma LTM 3/31/13 (Direct Revenue as a percentage of Total Revenue)

Enhance International Platform
Combined companies
will offer products in 47
countries
Combined European
distribution platform:
– Neunkirchen, Germany
– Houten, The Netherlands
Growing China
distribution footprint

Combined Operations
Provides immediate scale
Strong growth profile
Enhances RTI’s margin profile
LTM March 31, 2013
RTI PIONEER COMBINED
Revenue 175 $           88 $              263 $
Gross Profit 84 $              62 $              146 $
Margin 48%             70%             56%
EBITDA 19 $              13 $              32 $
Margin 11%             15%             12%
(Dollars in Millions)

15 Summary ADVANCES RTI’S STRATEGIC GOALS DIVERSIFIES PORTFOLIO/ REVENUE / CUSTOMER BASE BRINGS STRONG GROWTH OPPORTUNITIES LEVERAGES EXPERTISE OF PREMIER HEALTHCARE- FOCUSED EQUITY INVESTOR

RTI Biologics Inc. NASDAQ: RTIX www.rtix.com